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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on the combined financial statements of Contract Marketing, Inc. and U.S. Import & Promotions Co. dated September 30, 1998 included in this Form 8-K/A, into Equity Marketing, Inc.'s previously filed Form S-3 registration statement (Registration No. 333-15479) and previously filed Form S-8 registration statements (Registration Nos. 333-84592, 333-84594, 333-15493, 333-15499, 333-48539, 333-48541, 333-58773, 333-58777).


                                          /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
October 5, 1998



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